Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$80,914,270
Unrealized Gain (Loss) on Market Value of Futures	(31,472,550)
Dividend Income	67,673
Interest Income	5,280
ETF Transaction Fees	20,000
Total Income (Loss)	$49,534,673

Expenses
Investment Advisory Fee	$679,693
Brokerage Commissions	150,300
NYMEX License Fee	36,605
Prepaid Insurance	15,063
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	10,210
SEC & FINRA Registration Fees	1,800
Total Expenses	$906,822
Net Gain (Loss)	$48,627,851

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/10	$1,667,818,361
Additions (10,100,000 Units)	361,365,504
Withdrawals (6,100,000 Units)	(223,282,921)
Net Gain (Loss)	48,627,851

Net Asset Value End of Period	$1,854,528,795
Net Asset Value Per Unit (51,400,000 Units)	$36.08

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502